EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors

PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 number 333-21713) and related Prospectus pertaining to the 1996 Stock Option Plan for Officers and Key Employees and the related Prospectus pertaining to the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. and in the Registration Statement (Form S-8 number 333-48377) and related Prospectus pertaining to the 1997 Premium Priced Stock Option Plan and the related Prospectus pertaining to the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. of our report dated April 26, 2000 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2000 and 1999.

ERNST & YOUNG LLP

Irvine, California

May 8, 2000